UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A AMENDMENT NO. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 22, 2012

GIGA-TRONICS INCORPORATED
(Exact name of registrant as specified in its charter)

California	0-12719	94-2656341
(State or other jurisdiction of incorporation)	Commission File No.	(IRS Employer Identification Number)

4650 Norris Canyon Road, San Ramon, CA 94583
(Address of principal executive offices, including zip code)

(925) 328-4650
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note.   This amendment is being filed to correct an error in the discussion of proposal no. 2 below.  The original report misstated the amount of the increase in the number of shares available for grant under the plan.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 22, 2012, Giga-tronics Incorporated (the “Company”) held its annual meeting of shareholders.  There were issued and outstanding on July 17, 2012, the record date, 5,029,747 shares of Common Stock eligible to vote.

There were present at said meeting in person or by proxy, shareholders of the Corporation who were the holders of 4,445,309 (88.38%) shares of Common Stock entitled to vote thereat constituting a quorum.

All proposals passed, with the votes listed below.

1.	Elect seven directors to the Company’s Board of Directors for the ensuing year:

Election of Directors	Votes For	Votes Withheld
Gordon L. Almquist	1,502,221	318,947
James A. Cole	1,474,788	346,380
Garrett A. Garrettson	1,463,852	357,316
Kenneth A. Harvey	1,487,119	334,049
Lutz P Henckels	1,127,740	693,428
John C. Regazzi	1,500,555	320,613
William J. Thompson	1,472,297	348,871

The foregoing proposal passed; all nominees have been elected as Directors for the ensuing year.

2.	Approve an amendment to the 2005 Equity Incentive Plan (the “Plan”) increasing the number of shares of common stock available for grant by 350,000 shares.

Votes For	Against	Abstain
1,123,664	694,127	3,377

The foregoing proposal has been approved.

3.	Ratify the appointment of Crowe Horwath, LLP as independent certified public accountants for the fiscal year ending March 30, 2013:

Votes For	Against	Abstain
4,260,881	124,895	59,533

The foregoing proposal has been approved.

4.
In fiscal year 2012 Giga-tronics issued 9,997 shares of Series B convertible preferred stock at no par value to Alara Capital AVI II, LLC.  These shares have voting rights at an equivalent of 999,700 shares of common stock.  Alara voted the shares in favor of electing all seven nominees to the Board of Directors.  In addition Alara voted to approve the proposal to amend the 2005 Equity Incentive Plan; and, to ratify the appointment of Crowe Horwath, LLP as independent certified public accountants for the fiscal year ending March 30, 2013.

No other matters were presented for approval.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIGA-TRONICS INCORPORATED
Date: October 11, 2012
By: /s/ Frank D Romejko
Frank D. Romejko
Vice President, Finance, Chief Financial Officer (Acting)